UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 4, 2016, Albany Molecular Research, Inc., a Delaware corporation (the “Company”) entered into an indemnification agreement in the form approved by the Board of Directors of the Company on February 4, 2016 (each, an “Indemnification Agreement”) with each of its current directors.

The form of Indemnification Agreement approved by the Board of Directors of the Company replaces in its entirety any indemnification agreements previously entered between the Company and its directors or executive officers.

Under the new form of Indemnification Agreement, the Company agrees to indemnify its directors and executive officers, to the fullest extent permitted by law and by the Company’s bylaws, against certain liabilities that may arise in connection with their status or service as a director or officer, subject to the terms contained in the Indemnification Agreement.

The form of Indemnification Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The foregoing summary of the form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted a Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”). All of the Company’s executive officers and other eligible employees participate in the Incentive Plan. The Committee administers the Incentive Plan and all decisions under the Incentive Plan with respect to the Company’s executive officers and other employees are subject to prior approval by the Committee and are made in the Committee's sole discretion. The Incentive Plan is designed to be compliant with Section 162(m) of the Internal Revenue Code.

The Incentive Plan provides for payment of incentive compensation to executive officers and other eligible employees based on the achievement of one or more performance objectives that are established by the Committee and relate to financial and operational metrics with respect to the Company and its subsidiaries, units, divisions or groups.

Each of the performance objectives shall have a “target” (100 percent attainment of the performance goal) and may also have a “threshold” hurdle and/or a “superior” payment amount. The Committee shall establish the “target” for each executive officer and other eligible employees for each performance period. Incentive amounts, if any, will be determined and paid by March 15th of each relevant fiscal year. In order to receive an incentive, if any, under the Incentive Plan, a participant must be employed by the Company as of the day incentive amounts are paid unless otherwise provided in such participant’s employment agreement, offer letter or other agreement.

A copy of the Incentive Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The foregoing summary of the Incentive Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President, General Counsel & Secretary